EXHIBIT 99.2

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 30, 2010, Spectra Energy Partners, LP (Spectra Energy Partners) acquired an additional 24.5% interest in Gulfstream Natural Gas, LLC (Gulfstream) from a subsidiary of Spectra Energy Corp (Spectra Energy) for approximately $330 million in aggregate consideration. The consideration was comprised of approximately $66.0 million in newly issued units, the assumption of $7.4 million in debt owed to Spectra Energy Capital LLC, a subsidiary of Spectra Energy and $256.6 million in cash, which was funded through borrowings under Spectra Energy Partners’ credit facility. Following the acquisition, Spectra Energy Partners’ own a 49% interest in Gulfstream. The primary asset owned by Gulfstream is the approximately 745-mile Gulfstream Natural Gas System, which extends from Pascagolua, Mississippi and Mobile, Alabama across the Gulf of Mexico and into Florida.

Following the acquisition of Gulfstream, Spectra Energy Partners issued an underwritten public offering of 6,250,000 of its common units representing limited partner interests, which does not reflect any common units that may be sold to the underwriters upon exercise of their option to purchase additional common units. The net proceeds from this offering were approximately $201.4 million, including our general partner’s proportionate capital contribution after deducting the underwriting discount. The proceeds were used to repay the $7.4 million loan assumed in the Gulfstream acquisition. The remaining $189.8 million in net proceeds, (other than proceeds from our general partner’s proportionate capital contribution), was used to purchase qualifying investment grade securities, which were assigned as collateral to secure the new term loan of an approximately equal principal amount. The proceeds of the term loan were used to repay revolving borrowings, which were incurred to fund a portion of the consideration of the Gulfstream acquisition. The approximately $4.2 million in proceeds from our general partner’s proportionate capital contribution were used for general partnership purposes.

The following unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and for the nine months ended September 30, 2010 have been prepared as if the acquisition, debt issuance and equity issuance had occurred on January 1, 2009 and January 1, 2010, respectively. The unaudited pro forma condensed consolidated balance sheet at September 30, 2010 has been prepared as if the acquisition and equity issuance had occurred on September 30, 2010.

The unaudited pro forma condensed consolidated financial information reflects pro forma adjustments that are described in the accompanying notes and are based upon available information and certain assumptions we believe are reasonable but are subject to change. In our opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma condensed consolidated financial information does not purport to represent what Spectra Energy Partners’ results of operations would have been if the acquisition, debt issuance and equity issuance had occurred on January 1, 2009 or January 1, 2010 or what its financial position would have been if the acquisition, debt issuance and equity issuance had occurred on September 30, 2010 and are not necessarily indicative of Spectra Energy Partners’ operations going forward.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with Spectra Energy Partners’ historical financial statements and related notes filed in its 2009 Form 10-K and in its Form 10-Q for the periods ended March 31, 2010, June 30, 2010 and September 30, 2010.

SPECTRA ENERGY PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(In millions, except per-unit amounts)

	Year Ended December 31, 2009
	Spectra Energy Partners, LP	Pro Forma Adjustments - Additional 24.5% Interest in Gulfstream	Pro Forma Adjustments - Other		Pro Forma Spectra Energy Partners, LP
Operating Revenues
Transportation of natural gas	$150.7	$—	$—		$150.7
Storage of natural gas and other	28.2	—	—		28.2

Total operating revenues	178.9	—	—		178.9

Operating Expenses
Operating, maintenance and other	60.3	—	—		60.3
Depreciation and amortization	28.5	—	—		28.5
Property and other taxes	7.3	—	—		7.3

Total operating expenses	96.1	—	—		96.1

Operating Income	82.8	—	—		82.8

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	70.7	30.4	—		101.1
Other income and expenses, net	0.1	—	—		0.1

Total other income and expenses	70.8	30.4	—		101.2

Interest Income	0.2	—	0.4	(a)	0.6
Interest Expense	16.7	—	1.6	(b)	18.3

Earnings Before Income Taxes	137.1	30.4	(1.2)		166.3
Income Tax Expense	1.2	—	—		1.2

Net Income	$135.9	$30.4	$(1.2)		$165.1

Weighted-average limited partner units outstanding—basic and diluted	76.4	n/a	8.2	(c)	84.6
Net income per limited partner unit—basic and diluted	$1.71	n/a	n/a		$1.87

SPECTRA ENERGY PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(In millions, except per-unit amounts)

	Nine Months Ended September 30, 2010
	Spectra Energy Partners, LP	Pro Forma Adjustments - Additional 24.5% Interest in Gulfstream	Pro Forma Adjustments - Other		Pro Forma Spectra Energy Partners, LP
Operating Revenues
Transportation of natural gas	$125.5	$—	$—		$125.5
Storage of natural gas and other	21.4	—	—		21.4

Total operating revenues	146.9	—	—		146.9

Operating Expenses
Operating, maintenance and other	49.5	—	—		49.5
Depreciation and amortization	22.2	—	—		22.2
Property and other taxes	6.0	—	—		6.0

Total operating expenses	77.7	—	—		77.7

Operating Income	69.2	—	—		69.2

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	54.0	23.7	—		77.7
Other income and expenses, net	0.4	—	—		0.4

Total other income and expenses	54.4	23.7	—		78.1

Interest Income	0.1	—	0.3	(a)	0.4
Interest Expense	12.2	—	1.0	(b)	13.2

Earnings Before Income Taxes	111.5	23.7	(0.7)		134.5
Income Tax Expense	0.8	—	—		0.8

Net Income	$110.7	$23.7	$(0.7)		$133.7

Weighted-average limited partner units outstanding—basic and diluted	80.3	n/a	8.2	(c)	88.5
Net income per limited partner unit—basic and diluted	$1.29	n/a	n/a		$1.42

SPECTRA ENERGY PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(In millions)

	As of September 30, 2010
	Spectra Energy Partners, LP	Pro Forma Adjustments - Additional 24.5% Interest in Gulfstream (d)	Pro Forma Adjustments - Other		Pro Forma Spectra Energy Partners, LP
ASSETS

Current Assets
Cash and cash equivalents	$10.4	$—	$4.2	(h)	$14.6
Receivables, net	22.6	—	—		22.6
Other	6.8	—	—		6.8

Total current assets	39.8	—	4.2		44.0

Investments and Other Assets
Investments in unconsolidated affiliates	542.9	186.0	—		728.9
Goodwill	267.9	—	—		267.9
Other investments	—	—	189.8	(e)	189.8

Total investments and other assets	810.8	186.0	189.8		1,186.6

Property, Plant and Equipment
Cost	1,144.3	—	—		1,144.3
Less accumulated depreciation and amortization	200.8	—	—		200.8

Net property, plant and equipment	943.5	—	—		943.5

Regulatory Assets and Deferred Debits	16.1	—	—		16.1

Total Assets	$1,810.2	$186.0	$194.0		$2,190.2

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities
Accounts payable	$12.5	$—	$—		$12.5
Taxes accrued	4.7	—	—		4.7
Interest accrued	2.9	—	—		2.9
Note payable—affiliates	33.0	7.4	(7.4	)(f)	33.0
Other	7.9	—	—		7.9

Total current liabilities	61.0	7.4	(7.4)		61.0

Long-term Debt	380.0	256.6	—	(g)	636.6

Deferred Credits and Other Liabilities
Deferred income taxes	10.4	—	—		10.4
Other	3.8	—	—		3.8

Total deferred credits and other liabilities	14.2	—	—		14.2

Commitments and Contingencies

Partners’ Capital
Common units	1,326.3	(79.0)	197.2	(h)	1,444.5
General partner units	29.4	(1.6)	4.2	(h)	32.0
Accumulated other comprehensive income (loss)	(0.7)	2.6	—		1.9

Total partners’ capital	1,355.0	(78.0)	201.4		1,478.4

Total Liabilities and Partners’ Capital	$1,810.2	$186.0	$194.0		$2,190.2

(a)	Reflects the interest income that would have been earned on the qualifying securities described in (e), using an estimated average return based on the current market and assuming these securities would have remained outstanding for the full period.

(b)	Reflects interest expense that would have been incurred on new borrowings of $256.6 million ($68.5 million drawn on the existing revolving credit facility and $188.1 million issued on a new term loan). Both the revolving credit facility and new term loan bear interest based on the one-month London InterBank Offered Rate (LIBOR).

(c)	Reflects issuance of 1.9 million units to Spectra Energy on November 30, 2010 as consideration in the Gulfstream acquisition and 6.3 million units issued in connection with the equity offering on December 2, 2010.

For purposes of this calculation, we assumed that (1) distributions would have been paid on all outstanding units based on the historically declared per-unit amount for each quarterly period in 2009 and for the nine months ended September 30, 2010, and (2) the additional limited partner units issued, as described above, have been outstanding since the beginning of each period presented.

	Year Ended December 31, 2009
	Historical	Pro Forma
	(in millions)
Net income	$135.9	$165.1
Less:
General partner’s interest in net income—2%	2.7	3.3
General partner’s interest in net income attributable to incentive distribution rights	3.0	3.3

Limited partners’ interest in net income	$130.2	$158.5

Weighted-average limited partner units outstanding—basic and diluted	76.4	84.6
Net income per limited partner unit—basic and diluted	$1.71	$1.87

	Nine Months Ended September 30, 2010
	Historical	Pro Forma
	(in millions)
Net income	$110.7	$133.7
Less:
General partner’s interest in net income—2%	2.2	2.7
General partner’s interest in net income attributable to incentive distribution rights	5.2	5.7

Limited partners’ interest in net income	$103.3	$125.3

Weighted-average limited partner units outstanding—basic and diluted	80.3	88.5
Net income per limited partner unit—basic and diluted	$1.29	$1.42

(d)	Reflects the acquisition of an additional 24.5% interest in Gulfstream.

i.	$186.0 million increase in Spectra Energy Partners’ investment in Gulfstream recorded at Spectra Energy’s book value since the transaction represents a transaction between entities under common control;

ii.	$7.4 million assumption of loan payable to a subsidiary of Spectra Energy;

iii.	$256.6 million of borrowings under Spectra Energy Partners’ existing credit facility;

iv.	issuance of 1,938,435 common units and 39,560 general partner units valued at $33.37 per unit, representing an aggregate value of approximately $66.0 million. The per unit value represents 97% of the volume weighted-average price of our common units calculated for the 20-business day period ended on November 23, 2010;

v.	a reduction in partners’ capital resulting from the excess of the Gulfstream purchase price over the investment recorded in Gulfstream, and

vi.	the proportional share of Gulfstream’s historical accumulated other comprehensive income of $2.6 million.

(e)	Reflects the purchase of $189.8 million of qualifying investment grade securities using a portion of the proceeds from the equity offering. These securities are pledged as collateral for the borrowings under the new term loan as described in (g).

(f)	Reflects the repayment of the $7.4 million loan with a subsidiary of Spectra Energy that was assumed as a portion of the consideration for the Gulfstream acquisition.

(g)	Reflects proceeds from a new term loan of $188.1 million that was used to pay down the existing revolving credit facility, resulting in no net change in long-term debt. The new term loan is secured by investment grade securities as described in (e) and matures in July 2012.

(h)	Reflects $201.4 million of net proceeds from the issuance of 6.3 million common units and 0.1 million of general partner units on December 2, 2010. The proceeds from the issuance of common units was used to repay the $7.4 million loan with a subsidiary of Spectra Energy as described in (f) and the remaining $189.8 million was used to purchase qualifying investment grade securities as described in (e). The proceeds of $4.2 million from the general partner units will be used for general partnership purposes.

As of September 30, 2010, no material transaction costs had been incurred for this acquisition. Spectra Energy Partners expects to incur approximately $0.7 million of costs associated with the acquisition of an additional 24.5% interest in Gulfstream over the twelve months subsequent to September 30, 2010.